                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                                KCS ENERGY, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

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     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     4) Proposed maximum aggregate value of transaction:

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     5) Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

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     2) Form, Schedule or Registration Statement No.:

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     3) Filing Party:

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     4) Date Filed:

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

                                KCS ENERGY, INC.
                          5555 SAN FELIPE, SUITE 1200
                              HOUSTON, TEXAS 77056
                                 (713) 877-8006

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             ---------------------

To the Stockholders of KCS Energy, Inc.:

     The 2004 Annual Meeting of Stockholders ("Annual Meeting") of KCS Energy, Inc. (the "Corporation") will be held on Thursday, May 27, 2004, at the Marathon Tower, 5555 San Felipe, Houston, Texas 77056, at 9:00 a.m. local time for the following purposes:

        1. To elect two (2) directors to serve until the Annual Meeting of Stockholders in 2007; and

        2. To take action upon any other business as may properly come before the Annual Meeting, or any adjournment or adjournments thereof.

     The Board of Directors of the Corporation has fixed the close of business on March 31, 2004, as the record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment or adjournments thereof. A complete list of stockholders will be open to examination by any stockholder for any purpose germane to the Annual Meeting between the hours of 9:00 a.m. and 5:00 p.m., local time, at the offices of the Corporation at 5555 San Felipe, Suite 1200, Houston, Texas 77056 for ten (10) days prior to the Annual Meeting. The list will also be available at the Annual Meeting and may be inspected by any stockholder who is present.

     REGARDLESS OF THE NUMBER OF SHARES OF KCS ENERGY, INC. COMMON STOCK YOU HOLD, AS A STOCKHOLDER YOUR VOTE IS IMPORTANT AND THE BOARD OF DIRECTORS OF THE CORPORATION STRONGLY ENCOURAGES YOU TO EXERCISE YOUR RIGHT TO VOTE.

                                          By Order of the Board of Directors

                                          /s/ FREDERICK DWYER

                                          Frederick Dwyer
                                          Vice President, Controller and
                                          Secretary

April 28, 2004

                                   IMPORTANT

STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND IN PERSON ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE TO ENSURE ITS ARRIVAL IN TIME FOR THE ANNUAL MEETING. PLEASE USE THE ENCLOSED POSTAGE-PAID ENVELOPE.

                                KCS ENERGY, INC.
                          5555 SAN FELIPE, SUITE 1200
                              HOUSTON, TEXAS 77056
                                 (713) 877-8006

                             ---------------------

                                PROXY STATEMENT
                      2004 ANNUAL MEETING OF STOCKHOLDERS

     This proxy statement and the accompanying proxy card are being mailed to stockholders on or about April 28, 2004 in connection with the solicitation by the Board of Directors (the "Board of Directors") of KCS Energy, Inc. (the "Corporation") of proxies to be used at the 2004 Annual Meeting of Stockholders (the "Annual Meeting") of the Corporation to be held on Thursday, May 27, 2004, at the Marathon Tower, 5555 San Felipe, Houston, Texas 77056 at 9:00 a.m. local time. The Corporation's principal executive offices are located at 5555 San Felipe, Suite 1200, Houston, Texas 77056.

                               QUORUM AND VOTING

     Holders of record of the Corporation's common stock, par value $0.01 per share (the "Common Stock"), at the close of business on March 31, 2004 will be entitled to notice of and to vote at the Annual Meeting or any adjournment or adjournments thereof. As of March 31, 2004, there were 48,837,615 shares of Common Stock outstanding, held by 963 holders of record. The number of holders does not include any beneficial owners for whom shares of common stock may be held in "nominee" or "street" name. The Common Stock is the only class of capital stock entitled to vote at the Annual Meeting. Each holder of Common Stock is entitled to one vote per share on each matter that is called to vote at the Annual Meeting. Stockholders are not entitled to cumulative voting.

     The holders of at least a majority of the issued and outstanding shares of Common Stock entitled to vote must be present, in person or by proxy, to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes (shares held by a broker or nominee that does not have the authority to vote on a matter) are counted as present in determining whether the quorum requirement is met.

     The Corporation's By-laws, as amended, require the affirmative vote of a majority of the shares entitled to vote present in person or represented by proxy for all matters to be determined at the Annual Meeting, including the election of directors. Therefore, for purposes of voting on the election of directors, abstentions will be included in the number of shares voting and will have the effect of a vote against the proposal and broker non-votes will not be included in the number of shares voting and therefore will have no effect on the outcome of the vote.

     The Inspector of Elections for the Annual Meeting will be Julie A. Long, Vice President of Human Resources of the Corporation, and she will tabulate the votes.

     If a stockholder completes, signs, dates and returns the proxy card, his or her shares will be voted at the Annual Meeting in accordance with his or her instructions. If a stockholder returns a proxy card unsigned, his or her vote cannot be counted. If a stockholder signs and dates a proxy card, but does not fill out the voting instructions on the proxy card, the shares represented by the proxy will be voted FOR the election of the two (2) nominees for director to serve until the 2007 Annual Meeting of Stockholders. In addition, if any other matters come before the Annual Meeting, James W. Christmas and Frederick Dwyer, the named proxies, have discretionary authority to vote on those matters in accordance with their best judgment. The Board of Directors is not currently aware of any other matters that may come before the Annual Meeting.

                             REVOCABILITY OF PROXY

     The form of proxy enclosed is for use at the Annual Meeting if a stockholder will be unable to attend in person. The proxy may be revoked by a stockholder at any time before it is exercised by:

     - delivering a written notice of revocation to the Secretary of the Corporation at the Corporation's principal executive offices;

     - submitting a later-dated proxy to the Secretary of the Corporation at the Corporation's principal executive offices; or

     - voting in person at the Annual Meeting.

     Attendance at the Annual Meeting will not revoke a proxy unless a stockholder provides written notice of revocation to the Secretary of the Corporation before the proxy is exercised or unless the stockholder votes his or her shares in person at the Annual Meeting.

                        PERSONS MAKING THE SOLICITATION

     This solicitation is made on behalf of the Board of Directors. The cost of preparing, assembling, printing and mailing the Notice of Annual Meeting of Stockholders, this proxy statement, the enclosed form of proxy and any additional materials, as well as the cost of soliciting the proxies will be borne by the Corporation, including reimbursement paid to brokerage firms and other custodians, nominees and fiduciaries for reasonable costs incurred in forwarding the proxy materials to, and solicitation of proxies from, the beneficial owners of shares held by such persons. The solicitation will be initially by mail and it may later be decided to make further solicitations by mail, telephone, telex, facsimile or personal call by directors, officers and employees of the Corporation and its subsidiaries, or by use of an independent proxy solicitor. If the Corporation decides to hire an independent proxy solicitor, it will pay such solicitor the customary fees for the services rendered. The Corporation will not pay additional compensation to its directors, officers and employees for their solicitation efforts.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The information provided below indicates the beneficial ownership, as of March 31, 2004, of the Common Stock by each director and nominee, by each executive officer named in the Summary Compensation Table located elsewhere in this proxy statement, by all directors and executive officers as a group and by each person known by the Corporation to own more than 5% of the outstanding shares of the Common Stock. For purposes of the tables below, a "beneficial owner" includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares voting power and/or investment power with respect to the Common Stock. Further, the amounts listed below include any shares of Common Stock that a person has the right to acquire beneficial ownership of within 60 days of March 31, 2004.

OWNERS OF MORE THAN FIVE PERCENT OF COMMON STOCK

     Based solely upon filings made with the Securities and Exchange Commission (the "SEC") and other information provided to the Corporation, the following person is the only person known by the Corporation to own beneficially more than 5% of the outstanding shares of Common Stock as of March 31, 2004.

NAME AND ADDRESS OF                                   AMOUNT AND NATURE OF
BENEFICIAL OWNER                                      BENEFICIAL OWNERSHIP   PERCENT OF CLASS
-------------------                                   --------------------   ----------------
FMR Corp.(1)........................................       3,403,500              6.97%
82 Devonshire Street
Boston, MA 02109

---------------

(1) The Schedule 13G/A filed with the SEC on February 17, 2004 as a joint statement by FMR Corp., Edward C. Johnson 3d, Abigail P. Johnson, Fidelity Management & Research Company and Fidelity Low Priced Stock Fund stated that Fidelity Management & Research Company ("Fidelity"), 82 Devonshire Street, Boston, Massachusetts 02109, a wholly-owned subsidiary of FMR Corp. and a registered investment adviser, is the beneficial owner of 3,403,500 shares of Common Stock as a result of acting as investment adviser to various registered investment companies. The ownership of one investment company, Fidelity Low Priced Stock Fund, 82 Devonshire Street, Boston, Massachusetts 02109, amounted to all of the securities covered by the statement. The
    Schedule 13G/A also stated that Edward C. Johnson 3d, Chairman of FMR Corp., and FMR Corp., through its control of Fidelity and the funds, each has the sole power to dispose of all of the securities covered by the statement. However, neither FMR Corp. nor Edward C. Johnson 3d has the sole power to vote or direct the voting of the shares owned directly by the Fidelity funds, which power resides with the funds' Board of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the funds' Board of Trustees.

DIRECTORS AND EXECUTIVE OFFICERS

     The address of all directors and executive officers in this table is c/o KCS Energy, Inc., 5555 San Felipe, Suite 1200, Houston, Texas 77056.

NAME OF                                             AMOUNT AND NATURE OF
BENEFICIAL OWNER                                   BENEFICIAL OWNERSHIP(1)     PERCENT OF CLASS
----------------                                   -----------------------     ----------------
James W. Christmas...............................         1,570,118(2)               3.19%
Robert G. Raynolds...............................           607,218(3)               1.24%
William N. Hahne.................................           503,418(4)               1.02%
Harry Lee Stout..................................           277,679(5)                  *
Joel D. Siegel...................................           255,743(6)                  *
Frederick Dwyer..................................           112,666(7)                  *
Christopher A. Viggiano..........................            50,878(8)                  *
G. Stanton Geary.................................            18,364(8)                  *
Joseph T. Leary..................................            16,366(9)                  *
James L. Bowles..................................             4,340(10)                 *
Directors and executive officers as a group (10
  persons).......................................         3,416,790(11)              6.86%

---------------

  *  Represents beneficial ownership of less than 1%.

 (1) Unless otherwise indicated, the beneficial owner has sole voting and investment power.

 (2) Includes: (i) 110,000 shares that are the subject of restricted stock grants under which Mr. Christmas has voting rights but disposition rights are currently restricted; (ii) 83,989 shares that are held in Mr. Christmas' account under the Corporation's 401(k) plan; and (iii) 451,275 shares underlying options exercisable within 60 days of March 31, 2004. Also includes 36,000 shares held in trusts established for the benefit of Mr. Christmas' children as to which Mr. Christmas disclaims any beneficial ownership.

 (3) Includes (i) 559,544 shares held by various family trusts for which Mr. Raynolds is a co-trustee and holds a remainder interest; Mr. Raynolds has shared voting and investment power with respect to these shares but disclaims beneficial ownership except to the extent of his pecuniary interest therein; and (ii) 3,000 shares underlying options exercisable within 60 days of March 31, 2004. Also includes 6,824 shares held in trusts established for the benefit of Mr. Raynolds' children as to which Mr. Raynolds disclaims any beneficial ownership.

 (4) Includes: (i) 80,000 shares that are the subject of restricted stock grants under which Mr. Hahne has voting rights but disposition rights are currently restricted; (ii) 10,994 shares that are held in Mr. Hahne's account under the Corporation's 401(k) plan; and (iii) 313,853 shares underlying options exercisable within 60 days of March 31, 2004.

 (5) Includes: (i) 55,000 shares that are the subject of restricted stock grants under which Mr. Stout has voting rights but disposition rights are currently restricted; (ii) 60,339 shares that are held in Mr. Stout's account under the Corporation's 401(k) plan; and (iii) 162,340 shares underlying options exercisable within 60 days of March 31, 2004.

 (6) Includes 3,000 shares underlying options exercisable within 60 days of March 31, 2004. Also includes 16,000 shares held in trusts established for the benefit of Mr. Siegel's children as to which Mr. Siegel disclaims any beneficial ownership.

 (7) Includes: (i) 26,500 shares that are the subject of restricted stock grants under which Mr. Dwyer has voting rights but disposition rights are currently restricted; (ii) 13,046 shares that are held in Mr. Dwyer's account under the Corporation's 401(k) plan; and (iii) 44,338 shares underlying options exercisable within 60 days of March 31, 2004.

 (8) Includes 3,000 shares underlying options exercisable within 60 days of March 31, 2004.

 (9) Includes: (i) 12,000 shares that are the subject of restricted stock grants under which Mr. Leary has voting rights but disposition rights are currently restricted; (ii) 366 shares that are held in Mr. Leary's account under the Corporation's 401(k) plan; and (iii) 4,000 shares underlying options exercisable within 60 days of March 31, 2004.

(10) Includes 1,000 shares underlying options exercisable within 60 days of March 31, 2004.

(11) Includes, among other things: (i) 283,500 shares that are the subject of restricted stock grants under which the beneficial owners have voting rights but disposition rights are currently restricted; (ii) 168,734 shares that are allocated to the beneficial owners account under the Corporation's 401(k) plan; and (iii) 988,806 shares underlying options exercisable within 60 days of March 31, 2004.

                             ELECTION OF DIRECTORS

     The By-laws of the Corporation, as amended, provide that the Board of Directors shall consist of a minimum of three and a maximum of twelve directors. The Board of Directors has fixed at seven the number of directors of the Corporation. The Corporation's By-laws, as amended, also provide that the Board of Directors shall be divided into three classes. One class of directors is elected at each Annual Meeting of Stockholders to serve for a three-year term.

     It is the intention of the persons named in the enclosed proxy, in the absence of a contrary direction, to vote FOR the election of the two persons named in this proxy statement as nominees for directors of the Corporation for a three-year term expiring at the 2007 Annual Meeting of Stockholders or until their successors are duly elected or appointed.

NOMINEES FOR THE BOARD OF DIRECTORS FOR A THREE-YEAR TERM EXPIRING IN 2007

     The names of the nominees for election as a director to serve until the 2007 Annual Meeting of Stockholders, and certain additional information with respect to each of them, are set forth below. The nominees have consented to be named in this proxy statement and to serve as directors, if elected. There are no family relationships among any of the Corporation's executive officers, directors or the nominees.

     If, at the time of or prior to the Annual Meeting, any of the nominees is unable or declines to serve, the persons named as proxies may use the discretionary authority provided in the proxy to vote for a substitute or substitutes designated by the Board of Directors. The Board of Directors has no reason to believe that any substitute nominee or nominees will be required.

G. STANTON GEARY (69)

     Mr. Geary has served as director since 1988. He is the proprietor of Gemini Associates, Pomfret, CT, a venture capital consulting firm, and is president of the 1772 Foundation.

ROBERT G. RAYNOLDS (52)

     Mr. Raynolds has served as director since 1995 and lead outside director since 2003. He has been an independent consulting geologist for several major and independent oil and gas companies since 1992 and was a geologist with Amoco Production Company from 1983 until 1992.

MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE

     The names of the directors who are continuing to serve after the Annual Meeting, their terms and certain additional information with respect to each of them, are set forth below.

CONTINUING DIRECTORS WITH TERMS EXPIRING IN 2005

JAMES W. CHRISTMAS (56)

     Mr. Christmas was appointed Chairman of the Board and Chief Executive Officer in April 2003. From 1988 to April 2003, Mr. Christmas served as director, President and Chief Executive Officer.

JOEL D. SIEGEL (62)

     Mr. Siegel has served as director since 1988. He is an attorney-at-law and has been president of the law firm of Orloff, Lowenbach, Stifelman & Siegel, P.A., Roseland, NJ since 1975.

CHRISTOPHER A. VIGGIANO (50)

     Mr. Viggiano has served as director since 1988. He has been President, Chairman of the Board and majority owner of O'Bryan Glass Corp., Queens, NY since December 1991. He is a Certified Public Accountant.

CONTINUING DIRECTORS WITH TERMS EXPIRING IN 2006

JAMES L. BOWLES (51)

     Mr. Bowles was elected as a director in May 2003. Mr. Bowles was employed by Phillips Petroleum Company from 1974 to 2002 where he held a number of positions including President of Phillips Americas Division of Phillips Petroleum Company from 1997 to 2002, Deputy Managing Director of Phillips Norway Division from 1993 to 1997 and Vice President of GPM Corporation, a wholly-owned subsidiary of Phillips Petroleum from 1991 to 1993. Mr. Bowles has over 27 years of experience, including domestic and international, covering virtually all aspects of the oil and gas exploration and production business.

WILLIAM N. ("BILL") HAHNE (52)

     Mr. Hahne was appointed director, President and Chief Operating Officer in April 2003. From March 2002 to April 2003, Mr. Hahne served as Executive Vice President and Chief Operating Officer. From April 1998 to March 2002, Mr. Hahne served as Senior Vice President and Chief Operating Officer. From October 1993 to October 1997, Mr. Hahne was employed by The Louisiana Land and Exploration Company where he held a number of positions, including Worldwide Operations Vice President. From October 1997 to April 1998, Mr. Hahne served as Vice President of International & Onshore for Burlington Resources Inc. He is a

Registered Petroleum Engineer and has 30 years of experience with various major independent exploration and production companies.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF THE NOMINEES FOR DIRECTOR TO SERVE UNTIL THE 2007 ANNUAL MEETING OF STOCKHOLDERS. ALL PROXIES EXECUTED AND RETURNED WILL BE VOTED "FOR" THE NOMINEES UNLESS THE PROXY SPECIFIES OTHERWISE.

                               EXECUTIVE OFFICERS

     The following persons served as executive officers of the Corporation, at the discretion of the Board of Directors, during 2003. There are no family relationships among any of the Corporation's executive officers, directors or nominees for director. The biographies of Mr. Christmas, the Chairman of the Board and Chief Executive Officer, and Mr. Hahne, the President and Chief Operating Officer of the Corporation, are listed above under the heading "Election of Directors."

NAME                                    AGE                  POSITION
----                                    ---                  --------
James W. Christmas....................  56    Chairman of the Board and Chief
                                              Executive Officer
William N. ("Bill") Hahne.............  52    President and Chief Operating Officer
Harry Lee Stout.......................  56    Senior Vice President, Marketing and
                                              Risk Management
Joseph T. Leary.......................  54    Vice President and Chief Financial
                                              Officer
Frederick Dwyer.......................  44    Vice President, Controller and
                                              Secretary

     Harry Lee Stout. Mr. Stout was appointed Senior Vice President, Marketing and Risk Management in March 2002. From August 1991 to 1997, Mr. Stout served as President of KCS Energy Marketing, Inc. From September 1996 to the present, Mr. Stout has served as the President of KCS Energy Services, Inc., one of the Corporation's wholly-owned subsidiaries. He served as President of the Corporation's natural gas marketing and transportation subsidiaries from August 1991 until the discontinuation of those operations in 1997.

     Joseph T. Leary. Mr. Leary was appointed Vice President and Chief Financial Officer in May 2003. He has over 18 years of finance and treasury experience in the energy industry. From 1996 through 2002, he was Vice
President -- Finance and Treasurer at EEX Corporation, an oil and gas exploration company located in Houston, TX, which was acquired by Newfield Exploration Company. Prior to that time, he was with ENSERCH Corporation, an integrated natural gas utility company in Dallas, TX, where he held several positions, including Treasury Officer. Mr. Leary also spent 10 years in merchant and commercial banking.

     Frederick Dwyer. Mr. Dwyer has served as Vice President and Controller since March 1997 and as Secretary of the Corporation since May 1998. From May 1996 to March 1997, Mr. Dwyer served as Assistant Vice President and Controller. Mr. Dwyer joined the Corporation upon its formation in 1988, holding various management and supervisory positions. He is a Certified Public Accountant and began his career with Peat, Marwick, Mitchell & Co.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During 2003, the Corporation retained and paid professional fees of approximately $14,000 to the law firm of Orloff, Lowenbach, Stifelman & Siegel, P.A., of which Joel D. Siegel, a director of the Corporation, is a member. The Corporation believes that the professional fees charged are comparable to the fees of other law firms of similar size and expertise and reflect market rates for services rendered. The Corporation anticipates that it will continue to use the services of Orloff, Lowenbach, Stifelman & Siegel, P.A. in the future.

           INFORMATION CONCERNING THE BOARD OF DIRECTORS AND CERTAIN
                      COMMITTEES OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS

     The Board of Directors has seven members. The Corporation's Corporate Governance Guidelines require that at least a majority of the Corporation's directors be independent in accordance with the New York Stock Exchange (the "NYSE") listing standards and free from any relationship that in the determination of the Board of Directors would interfere with the exercise of independent judgment as a director of the Corporation. Additionally, all members of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are required to be independent.

     In April 2004, the Corporation adopted the following categorical standards for director independence in compliance with the NYSE listing standards:

          (1) No director qualifies as "independent" unless the Board of Directors affirmatively determines that the director has no material relationship with the Corporation or any of its subsidiaries (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Corporation or any of its subsidiaries);

          (2) A director who is an employee, or whose immediate family member is an executive officer of the Corporation or any of its subsidiaries is not independent until three years after the end of such employment relationship;

          (3) A director who receives, or whose immediate family member receives, more than $100,000 per year in direct compensation from the Corporation or any of its subsidiaries, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is not independent until three years after he or she ceases to receive more that $100,000 per year in such compensation;

          (4) A director who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, a present or former internal or external auditor of the Corporation or any of its subsidiaries is not independent until three years after the end of such service or the employment relationship;

          (5) A director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of the Corporation's or any of its subsidiaries present executives serve on that company's compensation committee is not independent until three years after the end of such service or the employment relationship; and

          (6) A director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company that makes payment to, or receives payment from, the corporation or any of its subsidiaries for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company's consolidated gross revenues, is not independent until three years after falling below such threshold.

     The Board of Directors also considers all material relationships with each director and all facts and circumstances it deems relevant in making its independence determinations.

     The Board of Directors affirmatively determined that each member of the Board of Directors, except for Messrs. Christmas and Hahne, meets the aforementioned categorical standards and is therefore independent. Messrs. Christmas and Hahne do not meet the aforementioned categorical standards and are therefore not independent because they are the Chairman of the Board and Chief Executive Officer and President and Chief Operating Officer, respectively, of the Corporation.

     The Board of Directors held a total of eleven meetings during 2003. Messrs. Christmas, Geary, Raynolds, Siegel and Viggiano attended each of the meetings. Messrs. Hahne and Bowles attended each of the meetings subsequent to their appointment and election to the Board of Directors in April and May 2003, respectively.

Mr. James E. Murphy, Jr. attended each of the meetings held prior to his retirement from the Board of Directors in May 2003. Each director attended all of the meetings of the committees of which he is a member.

     The Corporation does not require its board members to attend the annual meeting of stockholders. Three directors attended the 2003 Annual Meeting of Stockholders.

     Mr. Raynolds has been selected by the Board of Directors to serve as the Presiding Director at the executive sessions of the non-employee members of the Board of Directors for the remainder of 2004. Interested parties may communicate directly with the Presiding Director or with the non-employee directors as a group by sending a letter to KCS Energy, Inc., c/o Secretary, 5555 San Felipe, Suite 1200, Houston, Texas 77056.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors has the following standing, separately-designated committees: (i) an Executive Committee; (ii) an Audit Committee; (iii) a Compensation Committee; and (iv) a Nominating and Corporate Governance Committee. Information regarding each of the committees is set forth below.

EXECUTIVE COMMITTEE

     The Executive Committee is comprised of Messrs. Christmas, Raynolds and Siegel. When required, the Executive Committee performs the duties of the Board of Directors in the management of the business and affairs of the Corporation during intervals between regular board meetings. No interim meetings were necessary in 2003.

AUDIT COMMITTEE

     The Audit Committee is comprised of Messrs. Geary, Raynolds and Viggiano, each of whom are financially literate as determined by the Board of Directors in its business judgment. Mr. Viggiano serves as Chairman of the Audit Committee. The Audit Committee met two times during 2003. All members of the Audit Committee are independent as that term is defined by the listing standards of the NYSE and the rules of the SEC. The Board of Directors has affirmatively determined that none of the members of the Audit Committee has a "material relationship" with the Corporation.

     The Board of Directors has determined that Mr. Viggiano has "accounting or related financial management expertise" as required by the NYSE, is an audit committee financial expert as this term is defined by the SEC and is independent, as that term is defined in Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934, as amended.

     The Audit Committee is responsible for, among other things, monitoring (i) the integrity of the Corporation's consolidated financial statements, (ii) compliance by the Corporation with legal and regulatory requirements, (iii) the performance of the Corporation's internal audit function and (iv) the independence, qualifications and performance of the Corporation's independent auditor. The Audit Committee is also directly responsible for the appointment, compensation, retention and oversight of the public accounting firm engaged to issue an audit report on the financial statements of the Corporation or to perform other audit, review or attest services for the Corporation and the preparation of the Audit Committee Report included elsewhere in this proxy statement.

     In April 2004, the Board of Directors approved and adopted a revised Audit Committee Charter which sets forth the qualifications of the Audit Committee's members and the responsibilities of the committee. The revised Audit Committee Charter is attached to this proxy statement as Appendix A and is available on the Investor Relations portion of the Corporation's website at www.kcsenergy.com/html/investor.html.

COMPENSATION COMMITTEE

     The Compensation Committee is comprised of Messrs. Bowles, Siegel and Viggiano. Mr. Siegel serves as Chairman of the Compensation Committee. The Compensation Committee met four times during 2003. All members of the Compensation Committee are independent as that term is defined by the listing standards of the NYSE. The Board of Directors has affirmatively determined that none of the members of the Compensation Committee has a "material relationship" with the Corporation.

     The Compensation Committee is responsible for, among other things, (i) reviewing and approving corporate goals and objectives relevant to CEO compensation, (ii) evaluating the CEO's performance in light of the corporate goals and objectives, (iii) determining and approving the CEO's compensation level based on the committee's evaluation, (iv) making recommendations to the Board of Directors regarding non-CEO compensation, incentive compensation plans and equity-based plans and (v) advising on director fees. The Compensation Committee is also responsible for the preparation of the "Report of the Compensation Committee of the Board of Directors on Executive Compensation" included elsewhere in this proxy statement.

     In April 2004, the Board of Directors approved and adopted a Compensation Committee Charter which sets forth the qualifications of the Compensation Committee's members and the responsibilities of the committee. The Compensation Committee Charter is attached to this proxy statement as Appendix B and is available on the Investor Relations portion of the Corporation's website at www.kcsenergy.com/html/investor.html.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

     In April 2004, the Board of Directors elected Messrs. Bowles, Geary and Siegel as the initial members of the Nominating and Corporate Governance Committee and elected Mr. Bowles as Chairman of the Nominating and Corporate Governance Committee. All members of the Nominating and Corporate Governance Committee are independent as that term is defined by the listing standards of the NYSE. The Board of Directors has affirmatively determined that none of the members of the Nominating and Corporate Governance Committee has a "material relationship" with the Corporation.

     The Nominating and Corporate Governance Committee is responsible for, among other things, (i) selecting, or recommending that the Board of Directors selects, nominees for director, (ii) monitoring and recommending the function and composition of the various committees of the Board of Directors, (iii) recommending Corporate Governance Guidelines and reviewing them periodically,
(iv) overseeing the evaluation of the Board of Directors and management, (v) overseeing the succession plans relating to positions held by executive officers, (vi) identifying qualified board candidates and (vii) considering matters of corporate governance applicable to the Corporation.

     In April 2004, the Board of Directors approved and adopted the Nominating and Corporate Governance Committee Charter. The Nominating and Corporate Governance Committee Charter is attached to this proxy statement as Appendix C and is available on the Investor Relations portion of the Corporation's website at www.kcsenergy.com/html/investor.html.

                        CORPORATE GOVERNANCE GUIDELINES

     In April 2004, the Nominating and Corporate Governance Committee reviewed and recommended for approval by the Board of Directors a set of Corporate Governance Guidelines applicable to the Corporation. The Corporate Governance Guidelines are available on the Investor Relations portion of the Corporation's website at www.kcsenergy.com/html/investor.html.

                              DIRECTOR NOMINATIONS

     The Nominating and Corporate Governance Committee will consider nominees for director recommended by stockholders. The policy of the Nominating and Corporate Governance Committee is to consider properly submitted stockholder nominations for candidates for membership on the Board of Directors as described below under "Identifying and Evaluating Nominees for Directors." In evaluating such nominations, the Nominating and Corporate Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board of Directors and to address the membership criteria set forth under "Director

Qualifications" below. Stockholder nominations for the election of directors will be considered if the nomination is timely submitted, together with the candidate's name, detailed biographical information, the candidate's written consent to be nominated and, if elected, to serve and any other material information the stockholder wants the Nominating and Corporate Governance Committee to consider. The aforementioned information should be sent to the Secretary of the Corporation at 5555 San Felipe, Suite 1200, Houston, Texas 77056. In order for a nomination to be considered timely, the nomination should be received by the Secretary of the Corporation no later than December 30, 2004.

               IDENTIFYING AND EVALUATING NOMINEES FOR DIRECTORS

     The Nominating and Corporate Governance Committee will identify and evaluate a director candidate in accordance with its charter. Candidates recommended by stockholders will be evaluated in the same manner as any other candidate. However, the Nominating and Corporate Governance Committee reserves the right to request additional background and supporting information to evaluate each candidate nominated by a stockholder. After reviewing the materials submitted by a stockholder, if the Nominating and Corporate Governance Committee believes that the director candidate merits additional consideration, the committee (or individual members) will interview the potential candidate and conduct appropriate reference checks. The Nominating and Corporate Governance Committee would then determine whether to recommend to the Board of Directors that the board nominate and recommend election of that person at the next annual meeting of stockholders.

     The Corporation has not required the services of third parties to identify or evaluate or assist in identifying or evaluating potential director nominees in the past, although the Nominating and Corporate Governance Committee reserves the right to retain a search firm in the future, if necessary.

                            DIRECTOR QUALIFICATIONS

     The Nominating and Corporate Governance Committee believes that all nominees must, at a minimum, meet the criteria set forth in the Corporation's Code of Business Conduct and Ethics and Corporate Governance Guidelines. The Nominating and Corporate Governance Committee also will consider a combination of factors for each nominee, including:

     - The nominee's ability to represent all stockholders without a conflict of interest;

     - The nominee's ability to work in and promote a productive environment;

     - Whether the nominee has sufficient time and willingness to fulfill the substantial duties and responsibilities of a director;

     - Whether the nominee has demonstrated the high level of character and integrity expected by the Corporation;

     - Whether the nominee possesses the broad professional and leadership experience and skills necessary to effectively respond to the complex issues encountered by a publicly-traded corporation; and

     - The nominee's ability to apply sound and independent business judgment.

                         COMMUNICATIONS WITH DIRECTORS

     Interested parties and stockholders may communicate with the Board of Directors, the Presiding Director for non-employee executive sessions, the Chairs of the Nominating and Corporate Governance, Audit and Compensation committees or with the independent directors individually or as a group by sending a letter to KCS Energy, Inc., c/o Secretary, 5555 San Felipe, Suite 1200, Houston, Texas 77056.

     Communications to one or more directors will be collected and organized by the Secretary of the Corporation under procedures approved by the Corporation's independent directors. The Secretary will forward communications to the identified director(s) as soon as practicable after receipt of the communication.

                                 CODE OF ETHICS

     The Board of Directors has adopted a Code of Ethics applicable to the Corporation's principal executive officer, principal financial officer and principal accounting officer and a Code of Business Conduct and Ethics applicable to the Corporation's directors, officers and employees. The Code of Ethics applicable to the Corporation's principal executive officer, principal financial officer and principal accounting officer was filed as an exhibit to the Corporation's annual report on Form 10-K for the fiscal year ended December 31, 2003. The Code of Ethics and the Code of Business Conduct and Ethics are available on the Investor Relations portion of the Corporation's website at www.kcsenergy.com/html/investor.html. If the Corporation amends the Code of Ethics or the Code of Business Conduct and Ethics or grants a waiver, including an implicit waiver, from the Code of Ethics or Code of Business Conduct and Ethics, the Corporation intends to disclose the information on the Investor Relations portion of its website located at www.kcsenergy.com/html/investor.html.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     None of Messrs. Bowles, Siegel or Viggiano was at any time during 2003, or at any other time, an officer or employee of the Corporation or any of its subsidiaries. Further, none of the Corporation's executive officers served as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of another entity that has one or more of its executive officers serving as a member of the Board of Directors or the Compensation Committee, or other committee performing a similar function, at any time during 2003.

     Mr. Siegel, Chair of the Compensation Committee, is a member of the law firm of Orloff, Lowenbach, Stifelman & Siegel, P.A. As discussed in "Certain Relationships and Related Transactions" included elsewhere in the proxy statement, the Corporation paid certain legal fees to the aforementioned law firm during 2003.

              REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF
                      DIRECTORS ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors is composed of three non-employee directors of the Corporation. The Compensation Committee is charged with determining the compensation for the senior executives of the Corporation and its subsidiaries (approximately ten persons), including the granting of awards to such executives under the various incentive compensation programs maintained by the Corporation. The Compensation Committee reviews the performance of the Corporation, each business unit and individual senior officers.

COMPENSATION PHILOSOPHY AND POLICIES

     The objective of the Corporation's executive compensation program is to motivate and reward senior executives who are responsible for realizing financial and strategic objectives that are integral to the Corporation's success and the resultant enhancement of stockholder value. The program is intended to enable the Corporation to attract, retain, motivate and reward executive talent of the highest caliber. The program is also intended to be competitive with companies which are competitors of the Corporation.

     The Corporation pays annual base salaries to senior executives that are targeted to fall at or near the median of executive salaries paid by comparable companies, and for 2003 they generally correspond to that practice. The base salaries are supplemented by an annual incentive bonus plan, which is based upon performance. The Corporation's philosophy is to have a major portion of total compensation based upon long-term results, emphasizing increased stockholder value. To this end, the Corporation utilizes stock options and restricted stock grants.

     The Compensation Committee relies upon compensation comparisons with other companies in the industry in order to determine the competitiveness of its executive compensation program. From time to time, the Compensation Committee engages independent compensation experts to assist the Compensation Committee in its information gathering and compensation package design functions.

BASE PAY

     Base salaries of senior executives are generally reviewed annually. Salary adjustments are made considering peer-company market data and the Compensation Committee's assessment of the executive's individual performance and the performance of the Corporation as a whole. In 2003, the Compensation Committee retained the services of an outside compensation consultant, proposed by management from several possible consultants, to review the base salaries and incentive compensation of the Corporation's executives and confirm that the salaries and other components of total compensation are competitive with those of comparable companies. The Compensation Committee also considered increases in the cost of living and the individual's experience and scope of responsibilities, as well as the competitive environment for comparable positions within the industry. Effective February 1, 2003, the Corporation granted average base salary increases to its executive officers of approximately 4.2%.

ANNUAL INCENTIVE AWARDS

     The Corporation's annual incentive bonus program is designed to reward all eligible employees, including executives for the achievement of annual performance objectives. Each business unit and the Corporation as a whole are given performance targets. The target bonus of each executive is expressed as a percentage of annual base pay, usually between 25% and 55%, depending on the executive's position. For performance results in excess of the target, the annual cash incentive award increases, up to maximum levels, which are generally 50% to 110% of annual base pay, depending on the executive's position. The Compensation Committee, may in its sole discretion, modify the annual bonus awards determined hereunder. The performance objectives for each executive are related both to the direct responsibilities of that executive and overall corporate results. That is, an executive responsible for a certain business unit will have both business unit and overall corporate objectives to meet. Executives employed by KCS Energy, Inc. (corporate level) are given objectives based on overall corporate performance. Performance criteria are chosen annually for their potential contribution to the creation of stockholder value, and include such measures as production levels, oil and gas reserve additions, finding and development costs, cost control, debt reduction, and strategic objectives. In March 2002, the Corporation made incentive compensation awards, a portion of which was made in cash and a portion with restricted stock, to executive officers based on performance in 2001. In March 2003, the Corporation made incentive compensation payments to each executive officer based on performance in 2002. In March 2004, the Corporation made incentive compensation payments to each executive officer based on performance in 2003.

LONG-TERM INCENTIVES

     The Corporation uses stock options and restricted stock to reward executives based upon the long-term performance of the Corporation.

     The Corporation uses grants of stock options and restricted stock to closely align executives' financial interests with those of stockholders. The Compensation Committee considers individual and overall Corporation or business unit performance as well as recommendations from independent compensation consultants in determining the number of shares of restricted stock and stock options granted. Options are granted at market value as of the date of grant and generally vest one-third per year beginning one year after the grant. Restricted stock grants generally vest three years after the date of grant, but in some instances are subject to accelerated vesting if established performance measures are achieved.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     Base pay, annual incentive awards and long-term incentives for Mr. Christmas are determined in the manner previously described for all executive officers.

     Base Pay. Mr. Christmas' base salary was increased 4.0% effective February 1, 2003 to $373,100.

     Annual incentive awards. In the first quarter of 2004, Mr. Christmas received a cash award of $425,000, or 114% of his 2003 base salary. This amount was slightly above the maximum bonus range of 110% of annual salary established pursuant to the general guidelines of the Compensation Committee who determined to pay this amount in recognition of Mr. Christmas' leadership and the Corporation's outstanding performance during 2003 which substantially exceeded all performance objectives.

     Long-term incentives. In 2003, the Corporation granted Mr. Christmas 40,000 shares of restricted stock and 125,000 options to purchase shares of the Corporation's Common Stock.

COMPENSATION COMMITTEE MEMBERS

Joel D. Siegel, Chair
James L. Bowles
Christopher A. Viggiano

                             EXECUTIVE COMPENSATION

     The following table summarizes the total compensation awarded to, earned by or paid during the last three fiscal years to the chief executive officer of the Corporation and the other four most highly compensated executive officers of the Corporation for fiscal 2003 whose total annual salary and bonus exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                                  LONG TERM COMPENSATION
                                                                                          AWARDS
                                                                                 -------------------------
                                                           ANNUAL COMPENSATION   RESTRICTED    SECURITIES
                                                           -------------------     STOCK       UNDERLYING     ALL OTHER
                                                           SALARY      BONUS       AWARDS     OPTIONS/SARS   COMPENSATION
NAME AND PRINCIPAL POSITION                         YEAR     ($)     ($)(1)(2)   ($)(2)(3)       (#)(4)         ($)(5)
---------------------------                         ----   -------   ---------   ----------   ------------   ------------
James W. Christmas................................  2003   369,788    425,000       99,600      125,000         12,000
  Chairman and Chief Executive Officer              2002   356,730    151,940      110,000      125,000         11,101
                                                    2001   348,477         --    1,274,215      347,109         10,200

William N. Hahne..................................  2003   290,548    310,000       74,700      100,000         12,000
  President and Chief Operating Officer             2002   280,288    108,530       82,500      100,000         11,101
                                                    2001   271,791     25,000      413,724      230,520         10,200

Harry Lee Stout...................................  2003   203,447    100,000       67,230       60,000         12,000
  Senior Vice President, Marketing                  2002   196,047     45,600       55,000       60,000         11,000
  and Risk Management                               2001   190,454     30,600      160,796      142,340         10,200

Joseph T. Leary(6)................................  2003    88,846     70,000       26,940       12,000          2,400
  Vice President and Chief Financial Officer

Frederick Dwyer...................................  2003   133,773     55,000       37,350       12,500          8,873
  Vice President, Controller                        2002   128,907     24,990       20,625       10,000          8,661
  and Secretary                                     2001   125,230      7,225       83,265       35,589          9,087

---------------

(1) Includes bonuses earned in the reported fiscal year and paid in the following fiscal year.

(2) In March 2002, in order to conserve cash, all eligible employees were given the choice to receive their 2001 annual bonus award in cash, restricted stock or a combination of cash and restricted stock. Because of the vesting period and other inherent risks associated with restricted stock, a 25% premium was offered to employees on any portion of their annual bonus that was taken in the form of restricted stock. Each of Messrs. Christmas, Hahne, Stout and Dwyer elected to take some or all of their annual bonus in the form of restricted stock. The amounts for restricted stock in 2001 related to annual bonus, including the 25% premium, were $218,752 for Mr. Christmas, $125,001 for Mr. Hahne, $24,252 for Mr. Stout, and $27,096 for Mr. Dwyer.

(3) The amounts set forth above for Messrs. Christmas, Hahne, Stout and Dwyer are based on the closing price of the Common Stock on the date of grant (February 8, 2003, closing price $2.49, March 14, 2002, closing price $2.75, and February 20, 2001, closing price $5.21) and vest three years after the date of grant, except that certain restricted stock grants were subject to accelerated vesting if certain performance criteria were met. The amount set forth above for Mr. Leary is based on the closing price of the Common Stock on the date of grant (May 27, 2003, closing price $4.49) and vest three years after the date of grant. The outstanding restricted stock of the Corporation as of December 31, 2003 and the corresponding value based on the closing price of $10.55 per share of Common Stock on that date were: Mr. Christmas, 153,000 shares, $1,614,150; Mr. Hahne, 105,000 shares,
    $1,107,750; Mr. Stout, 68,000 shares, $717,400; Mr. Leary, 6,000 shares,
    $63,300; Mr. Dwyer, 32,500 shares, $342,875; and aggregate for the Corporation, 681,404 shares, $7,188,812. In the event of a change in control of the Corporation, as defined in the executive officers' employment or change in control agreements, any outstanding shares of restricted stock awards to the executive officers would vest immediately. Dividends are payable to grantees of outstanding restricted stock to the extent, if any, that dividends are paid on the Common Stock.

(4) Represents the number of stock options granted during the applicable year under the KCS Energy, Inc. 2001 Employees and Directors Stock Plan.

(5) Amounts shown include amounts contributed by the Corporation as 50% matching contributions for up to the first 6% of compensation, as defined, contributed by the named individual to the KCS Energy, Inc. Savings and Investment Plan and the pro rata share of the Corporation's discretionary profit sharing contribution for each fiscal year made on behalf of the named individual to the KCS Energy, Inc. Savings and Investment Plan.

(6) Mr. Leary joined the Corporation on May 27, 2003 and, therefore, the compensation amounts shown reflect amounts earned from such date to December 31, 2003.

     The following table sets forth information about stock option grants made during 2003 to each of the executive officers named in the Summary Compensation Table.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                INDIVIDUAL GRANTS                         POTENTIAL REALIZABLE
                                           -----------------------------------------------------------      VALUE AT ASSUMED
                                              NUMBER OF       PERCENT OF TOTAL                            ANNUAL RATES OF STOCK
                                              SECURITIES        OPTIONS/SARS     EXERCISE                PRICE APPRECIATION FOR
                                              UNDERLYING         GRANTED TO      OR BASE                       OPTION TERM
                                             OPTIONS/SARS       EMPLOYEES IN      PRICE     EXPIRATION   -----------------------
NAME                                       GRANTED(#)(1)(2)     FISCAL YEAR      ($/SH.)       DATE        5%($)        10%($)
----                                       ----------------   ----------------   --------   ----------   ----------   ----------
James W. Christmas.......................       62,500              12%           $1.71      1/1/2013     $ 67,213     $170,331
                                                62,500              12%           $5.30      7/1/2013     $208,321     $527,927

William N. Hahne.........................       50,000               9%           $1.71      1/1/2013     $ 53,770     $136,265
                                                50,000               9%           $5.30      7/1/2013     $166,657     $422,342

Harry Lee Stout..........................       30,000               6%           $1.71      1/1/2013     $ 32,262     $ 81,759
                                                30,000               6%           $5.30      7/1/2013     $ 99,994     $253,405

Joseph T. Leary..........................       12,000               2%           $4.49     5/27/2013     $ 33,885     $ 85,871

Frederick Dwyer..........................        6,250               1%           $1.71      1/1/2013     $  6,721     $ 17,033
                                                 6,250               1%           $5.30      7/1/2013     $ 20,832     $ 52,793

---------------

(1) All options were granted under the KCS Energy, Inc. 2001 Employees and Directors Stock Plan.

(2) Options were granted to Messrs. Christmas, Hahne, Stout and Dwyer on January 1, 2003 and July 1, 2003. Options were granted to Mr. Leary when he joined the Company on May 27, 2003. All options were granted with an exercise price equal to the closing price of the Common Stock on the date of grant and vest at the rate of one-third each year commencing on the first anniversary of the grant date. The Compensation Committee retains discretion, subject to plan limitations, to modify the terms of the options. In the event of a change in control of the Corporation, as defined in the executive officers' employment or change in control agreements, the options will immediately become fully vested and exercisable.

     The following table sets forth information concerning the exercise of stock options during 2003 and the value of unexercised stock options as of December 31, 2003 for each executive officer named in the Summary Compensation Table.

               AGGREGATE OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                                                          NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                                         UNDERLYING UNEXERCISED             IN-THE-MONEY
                                                                             OPTIONS/SARS AT              OPTIONS/ SARS AT
                                             SHARES                       DECEMBER 31, 2003(#)         DECEMBER 31, 2003($)(1)
                                           ACQUIRED ON      VALUE      ---------------------------   ---------------------------
NAME AND POSITION                          EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
-----------------                          -----------   -----------   -----------   -------------   -----------   -------------
James W. Christmas.......................       --            --         304,441        292,668      $1,653,867     $1,980,974

William N. Hahne.........................       --            --         211,853        218,667      $1,154,423     $1,502,183

Harry Lee Stout..........................       --            --         138,340        124,000      $  732,367     $  862,860

Joseph T. Leary..........................       --            --              --         12,000              --     $   72,720

Frederick Dwyer..........................       --            --          28,922         29,167      $  158,227     $  140,065

---------------

(1) Represents the difference between the last reported per share sales price of the Common Stock on the NYSE on December 31, 2003 ($10.55) and the aggregate exercise price of in-the-money options multiplied by the number of underlying securities.

EMPLOYMENT AGREEMENTS, CHANGE IN CONTROL AGREEMENTS AND RETENTION AGREEMENTS

     Messrs. Christmas and Hahne are parties to employment agreements with the Corporation. The employment agreements for Messrs. Christmas and Hahne have terms of three years that, unless earlier terminated as provided therein, automatically renew each year thereafter. The Corporation is entitled to terminate the employment of each executive at any time without cause (as defined in the employment agreements). These agreements provide for annual base salaries (a minimum of $384,293 in the case of Mr. Christmas and $300,478 in the case of Mr. Hahne) and eligibility for an annual incentive bonus in accordance with the Corporation's annual incentive bonus program. If a change in control occurs prior to August 31, 2004 and, within three (3) years after the change in control, the Corporation terminates the employment of Mr. Christmas or Mr. Hahne other than for cause (as defined in the employment agreements), death or permanent disability, or if the executive terminates his employment for good reason (as defined in the employment agreements), then the executive is entitled, among other things, to be paid an amount equal to three times his annual salary and annual incentive bonus. If the Corporation terminates the executive other than for cause, death or permanent disability, or if the executive terminates for good reason (as defined in the employment agreements), at any time when the change in control provisions are not applicable, then the Corporation shall pay to the executive, among other things, an amount equal to two times his annual salary and annual incentive bonus.

     Mr. Stout is party to an employment agreement with the Corporation. The employment agreement for Mr. Stout has a term expiring December 31, 2004 and, unless earlier terminated as provided therein, is renewed automatically each year thereafter for a one-year period. The Corporation is entitled to terminate the employment of Mr. Stout at any time without cause (as defined in the employment agreement). This agreement provides an annual minimum base salary of $210,400 and eligibility for an annual incentive bonus in accordance with the Corporation's annual incentive bonus program. If a change in control of the Corporation occurs prior to August 31, 2004 and, within two years after the change in control, the Corporation terminates the employment of Mr. Stout for other than cause (as defined in the employment agreement), death or permanent disability or Mr. Stout terminates his employment for good reason (as defined in the employment agreement), then Mr. Stout is entitled, among other things, to be paid an amount equal to two times his annual salary and annual incentive bonus. If the Corporation terminates Mr. Stout other than for cause, death or permanent disability, or Mr. Stout terminates for good reason (as defined in the employment agreement) at any time when the change in control provisions are not applicable, then the Corporation shall pay to Mr. Stout, among other things, an amount equal to his annual salary and annual incentive bonus.

     Each of Messrs. Leary and Dwyer is a party to a change in control agreement with the Corporation (the "Change in Control Agreements"). Pursuant to the terms of each Change in Control Agreement, if a change in control occurs on or before August 1, 2004, and within two years following the change in control, the executives' employment is terminated other than for cause (as defined therein) or by the executive for good reason (as defined therein), the executive is entitled, among other things, to be paid an amount equal to his annual base salary and an amount equal to any cash bonus payable to him for such year.

     Mr. Dwyer is a party to a retention agreement whereby he will be entitled to a cash payment of $30,000 if he remains employed with the Corporation through February 8, 2005 or if his employment with the Corporation is terminated before February 8, 2005 by the Corporation for any reason other than cause. However, Mr. Dwyer will not be entitled to this payment if he receives a severance payment pursuant to his Change in Control Agreement.

COMPENSATION OF DIRECTORS

     In 2003, non-employee directors were paid an annual retainer of $30,000 (paid one-half in cash and one-half in Common Stock). An additional annual retainer of $20,000 was paid to the lead outside director (paid one-half in cash and one-half in Common Stock), and an additional retainer of $5,000 was paid to each of the chairman of the audit and compensation committees. The portion of the retainers paid in Common Stock was granted pursuant to the KCS Energy, Inc. 2001 Employees and Directors Stock Plan (the "2001 Plan"). The number of shares granted to non-employee directors representing one-half of the annual retainer was determined by dividing one-half of the annual retainer by $4.49 (the closing price of one share of Common Stock on the date of grant, May 27, 2003). In 2003, each non-employee director, except the lead outside director, received 3,340 shares of Common Stock as part of their annual retainer. The lead outside director received 5,567 shares of Common Stock as part of his annual retainer.

     The 2001 Plan also provides that each non-employee director be granted stock options for 1,000 shares annually. In 2003, each non-employee director received options for 1,000 shares with an exercise price of $4.49, the closing sales price on the date of grant, May 27, 2003. These options vested immediately and expire ten years after the date of grant.

     Non-employee directors were also paid $1,500 for each meeting of the Board of Directors attended in person ($500 if participation was via telephone) and $1,500 for each committee meeting attended in 2003. The Corporation also reimburses directors, including directors who are executive officers of the Corporation, for expenses they incur in attending board and committee meetings.

     There was no compensation, not covered above, paid or distributed in 2003 to any of the non-employee directors. As discussed in "Certain Relationships and Related Transactions" included elsewhere in this proxy statement, the Corporation paid certain legal fees to a law firm of which Mr. Siegel is a member.

     In accordance with the Corporation's Corporate Governance Guidelines, director compensation is set by the full Board of Directors based upon a recommendation of the Compensation Committee. In 2004, the Board of Directors will review director compensation and will take into consideration information available regarding practices in comparable companies and the time required for directors to fulfill their responsibilities as members of the Board of Directors and its committees.

                               PERFORMANCE GRAPH

     The following performance graph compares the performance of the Corporation's Common Stock during the period commencing January 1, 1999 and ending on December 31, 2003, with the cumulative total return on the NYSE Market Value Index, an index of peer companies selected by the Corporation and used in last year's performance graph (the "Old Index"), and a new index, the Dow Jones U.S. Oil Companies, Secondary Index, used in this year's performance graph ("the New Index"). Companies in the Old Index were as follows: Cabot Oil and Gas Corporation, Comstock Resources, Inc., The Houston Exploration Company, Magnum Hunter Resources, Inc., The Meridian Resource Corporation, Patina Oil and Gas Corporation, Pogo Producing Company, Range Resources Corporation, Stone Energy Corporation, Swift Energy Company, and Tom Brown, Inc. The Old Index was established several years ago and the Corporation's peer group changed significantly over the years in terms of size and market capitalization due largely to mergers and acquisitions. Accordingly, the Corporation has selected a new broader-based index, the New Index, that a number of its peer companies use. The comparison assumes that $100 was invested on December 31, 1998, in the Corporation's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends.

                                    (GRAPH)

-----------------------------------------------------------------------------------------------------------
                                       12/31/98    12/31/99    12/31/00    12/29/01    12/31/02    12/31/03
-----------------------------------------------------------------------------------------------------------
 KCS Energy, Inc.                       100.00       27.25      136.27      104.64       57.35      353.83
-----------------------------------------------------------------------------------------------------------
 Old Index                              100.00      125.14      267.02      200.01      206.95      300.29
-----------------------------------------------------------------------------------------------------------
 New Index                              100.00      124.93      160.69      155.43      161.25      298.44
-----------------------------------------------------------------------------------------------------------
 NYSE Market Value Index                100.00      109.50      112.11      102.12       83.42      108.07
-----------------------------------------------------------------------------------------------------------

     The Corporation's stock performance may not continue into the future with the same or similar trends depicted in the performance graph above. The Corporation will not make or endorse any predictions as to future stock performance.

     The performance graph above shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Corporation specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Ernst & Young LLP, independent public accountants, audited the Corporation's consolidated financial statements for the year ended December 31, 2003. The Audit Committee appointed Ernst & Young LLP, independent public accountants, to audit the Corporation's financial statements for the year ending December 31, 2004.

     Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

     By unanimous written consent dated July 1, 2002, the Board of Directors, upon the recommendation of the Audit Committee, approved the dismissal of Arthur Andersen LLP ("Andersen") and the appointment of Ernst & Young LLP to serve as the Corporation's independent public accountants for the fiscal year ending December 31, 2002.

     The audit reports of Andersen with respect to the Corporation's consolidated financial statements as of and for the fiscal year ended December 31, 2001 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty or audit scope. In addition, there were no modifications as to accounting principles except that the most recent audit report of Andersen dated March 13, 2002 contained an explanatory paragraph with respect to the change in the method of accounting for derivative instruments effective January 1, 2001 as required by the Financial Accounting Standards Board.

     During the fiscal year ended December 31, 2001 and the subsequent interim period through July 1, 2002, there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Andersen's satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Corporation's financial statements for those years, and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

     The Corporation provided Andersen with a copy of the above disclosures and requested that Andersen furnish the Corporation with a letter addressed to the SEC stating whether or not Andersen agreed with the statements made by the Corporation and, if not, stating the respects in which it does not agree. The Corporation was informed by Andersen's national office that Andersen could not issue such a letter due to the discontinuance of its audit practice.

     During the Corporation's fiscal year ended December 31, 2001 and the subsequent interim period through July 1, 2002, the Corporation did not consult Ernst & Young LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Corporation's consolidated financial statements, or any other matters or reportable events described in Items 304(a)(2)(i) and (ii) of Regulation S-K.

AUDIT FEES

     Ernst & Young LLP has billed the Corporation and its subsidiaries the aggregate fees set forth in the table below for (i) the audits of the Corporation's 2002 and 2003 annual financial statements and reviews of quarterly financial statements and other documents filed with the SEC, (ii) assurance and related services reasonably related to the performance of the audit or review of the Corporation's 2002 and 2003 financial statements, (iii) professional services related to tax compliance, tax advice and tax planning for fiscal years 2002 and 2003, and (iv) all other products and services it provided during fiscal years 2002 and 2003.

                                                                2002       2003
                                                              --------   --------
Audit Fees..................................................  $418,900   $412,700
Audit-Related Fees..........................................     2,000         --
Tax Fees....................................................        --         --
All Other Fees..............................................        --         --
                                                              --------   --------
  Total.....................................................  $420,900   $412,700
                                                              ========   ========

     Audit Fees. These represent the aggregate fees billed for professional services rendered by Ernst & Young LLP for the audit of the Corporation's annual financial statement and reviews of the financial statements included in the Corporation's quarterly reports on Form 10-Q for the years ended December 31, 2002 and 2003.

     Audit-Related Fees. These represent consulting fees regarding the new rules for the accounting of special purpose entities.

     All of the above fees were pre-approved by either the Audit Committee or the Chairman of the Audit Committee acting on behalf of the Audit Committee. The Audit Committee concluded that the provision of the aforementioned services by Ernst & Young LLP was compatible with the maintenance of that firm's independence in the conduct of its auditing functions.

     In April 2004, the Audit Committee adopted new procedures whereby it pre-approves all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Under these procedures, pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services. In addition, the Audit Committee may also pre-approve particular services on a case-by-case basis. For each proposed service, the independent auditor is required to provide detailed back-up documentation at the time of approval. The Audit Committee has delegated pre-approval authority to its Chairman who must report any decisions to the Audit Committee at the next scheduled meeting.

                             AUDIT COMMITTEE REPORT

     As described more fully in its charter attached to this proxy statement as Appendix A, the Audit Committee of the Board of Directors ("Audit Committee") is responsible for, among other things, monitoring (i) the integrity of the Corporation's consolidated financial statements, (ii) compliance by the Corporation with legal and regulatory requirements, (iii) the performance of the Corporation's internal audit function and (iv) the independence, qualifications and performance of the Corporation's independent auditor. The Audit Committee is also directly responsible for the appointment, compensation, retention and oversight of the public accounting firm engaged to issue an audit report on the financial statements of the Corporation or to perform other audit, review or attest services for the Corporation and the preparation of this Audit Committee Report. The Board of Directors has determined that all members of the Audit Committee are independent as required under the listing standards of the New York Stock Exchange and the rules and regulations of the Securities and Exchange Commission, and are financially literate as such qualifications are interpreted by the Board of Directors in its business judgment.

     In April 2004, the Board of Directors approved and adopted a revised Audit Committee Charter, which sets forth the qualifications of Audit Committee members and the responsibilities of the committee. The composition of the Audit Committee, the attributes of its members and the responsibilities of the Audit Committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The Audit Committee reviews and assesses the adequacy of its charter on an annual basis. In accordance with the revised Audit Committee Charter, the Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Corporation. During 2003, the Audit Committee met two times and the Audit Committee chair, as a representative of the Audit Committee, discussed the interim financial information contained in each quarterly earnings announcement with the controller and independent public accountants prior to public release.

     Management is responsible for the preparation, presentation and integrity of the Corporation's financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. The Corporation's independent public accountants, Ernst & Young LLP, are responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards. The Audit Committee's responsibility is to monitor and oversee these processes. The Audit Committee is not providing any expert or special assurance as to the Corporation's financial statements or any professional certification as to the independent public accountants' work.

     The Audit Committee has reviewed and discussed the Corporation's audited consolidated financial statements with management and the independent public accountants. Management represented to the Audit Committee that the Corporation's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the independent public accountants represented that its presentations included the matters required to be discussed with the independent public accountants by Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees." The independent public accountants also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and the Audit Committee discussed with the independent public accountants that firm's independence. The Audit Committee considered whether the provision of non-audit services by the Corporation's independent public accountants is compatible with maintaining the accountants' independence.

     Based upon the review and discussions with management and the independent public accountants described in this report, and subject to the limitations of the Audit Committee's role and responsibilities referred to above and in the revised Audit Committee Charter, the Audit Committee recommended to the Board of Directors that the Corporation's audited financial statements be included in its annual report on Form 10-K for the year ended December 31, 2003, for filing with the Securities and Exchange Commission.

     In addition, the Audit Committee approved the appointment of Ernst & Young LLP to conduct the audit of the Corporation's consolidated financial statements for the year ending December 31, 2004.

     This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Corporation specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

AUDIT COMMITTEE MEMBERS

Christopher A. Viggiano, Chair
G. Stanton Geary
Robert G. Raynolds

                                 ANNUAL REPORT

     Included with this proxy statement is the Annual Report of the Corporation for 2003. Stockholders are referred to this report for financial and other information about the activities of the Corporation. The Annual Report is not incorporated by reference into this proxy statement and does not constitute a part of the proxy soliciting material.

     A COPY OF THE CORPORATION'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2003, AS FILED WITH THE SEC, INCLUDING ANY FINANCIAL STATEMENTS BUT WITHOUT EXHIBITS, MAY BE OBTAINED WITHOUT CHARGE BY WRITTEN REQUEST TO THE SECRETARY, KCS ENERGY, INC., 5555 SAN FELIPE, SUITE 1200, HOUSTON, TEXAS 77056.

                             STOCKHOLDER PROPOSALS

     Stockholders are entitled to submit proposals on matters appropriate for stockholder action consistent with regulations of the SEC. Should a stockholder intend to present a proposal at the 2005 Annual Meeting of Stockholders, it must be received by the Secretary of the Corporation at 5555 San Felipe, Suite 1200, Houston Texas 77056, by not later than December 30, 2004 in order to be eligible for inclusion in the Corporation's proxy statement and form of proxy relating to that meeting. Such proposals must meet all of the requirements of the SEC to be eligible for inclusion in the Corporation's 2005 proxy materials. Proposals submitted outside of the processes required by the SEC will be considered untimely if the Corporation is not provided notice of the proposal by March 14, 2005. If timely notice is not given, the proposal may not be brought before the 2005 Annual Meeting of Stockholders

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Corporation's executive officers and directors and persons who own more than ten percent of a registered class of the Corporation's equity securities (collectively, "Reporting Persons") to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC and the NYSE. The Reporting Persons are required by SEC regulation to furnish the Corporation with copies of all Forms 3, 4 and 5 they file.

     Based solely on the Corporation's review of the copies of such forms that it has received, the Corporation believes that with respect to the year ended December 31, 2003, all the Reporting Persons complied with the applicable filing requirements, except as follows: Messrs. Christmas, Dwyer and Hahne each reported two late transactions, one regarding a grant of restricted stock and one involving a conversion of preferred stock into common stock; Mr. Stout reported one late transaction regarding a grant of restricted stock; and Mr. Raynolds inadvertently failed to report three gift transactions upon becoming a co-trustee of, and receiving a remainder interest in, certain family trusts that hold Common Stock. Mr. Raynolds subsequently filed a late report to disclose the three transactions. None of the transactions that were reported late involved the sale of stock.

                                 OTHER BUSINESS

     Management does not intend to present and does not have any reason to believe that others will present at the Annual Meeting any item of business other than those set forth herein. However, if other matters are properly presented for a vote, the proxies will be voted upon such matters at the discretion and in accordance with the judgment of the person acting under the proxy.

     IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                                          By Order of the Board of Directors

                                          /s/ FREDERICK DWYER

                                          Frederick Dwyer
                                          Vice President, Controller and
                                          Secretary

Houston, Texas
April 28, 2004

                                                                      APPENDIX A

                                KCS ENERGY, INC.

                            AUDIT COMMITTEE CHARTER

1.   ORGANIZATION

     The Audit Committee (the "Committee") of KCS Energy, Inc. (the "Company") shall consist of three or more directors as determined by the Board of Directors of the Company (the "Board"), each of whom shall be free from any relationship that in the opinion of the Board would interfere with the exercise of independent judgment as a member of the Committee. Each member of the Committee shall meet the independence requirements of the New York Stock Exchange and the Securities and Exchange Commission ("SEC"). Each member of the Committee must be financially literate, as interpreted by the Board in its business judgment. One member of the Committee must have accounting or related financial management expertise, as interpreted by the Board in its business judgment. One or more members shall be designated as an audit committee financial expert by the Board, as such term is defined by the SEC.

     If a Committee member simultaneously serves on the audit committees of more than three public companies, then in each case the Board must determine that simultaneous service on such other audit committees would not impair the effectiveness of the service of that director on the Committee. The Board shall disclose any such determination in the Company's annual proxy statement.

     The members of the Committee shall be nominated by the Nominating and Corporate Governance Committee and elected by the Board at the annual organizational meeting of the Board for a one-year term and may be re-elected for successive terms. Each member shall serve until such member's successor is duly elected and qualified or until such member's earlier resignation or removal. One member of the Committee will be elected by the Board as Chairman and will be responsible for the scheduling of regular and special meetings and the functioning of the Committee. The Board may, pursuant to the By-laws of the Company, remove a member of the Committee at any time, with or without cause, provided that the Board must, at all times, assure that the Committee will have a Chairman and sufficient members to satisfy the requirements set forth above relating to the number and qualifications of Committee members.

     The Committee shall meet at least quarterly or more frequently as circumstances dictate. Meetings may be in person or by telephone as needed to conduct the business of the Committee. A majority of the members, but not less than two, will constitute a quorum. The Committee may take action by the unanimous written consent of the members in the absence of a meeting. The Committee will cause to be kept adequate minutes of all its proceedings. The Chairman of the Committee shall report on any Committee meeting held at the next regularly scheduled Board meeting following the Committee meeting.

2.   STATEMENT OF PURPOSE AND AUTHORITY

     The Committee shall assist the Board in fulfilling its oversight responsibilities to stockholders with respect to:

     - the integrity of the financial statements of the Company;

     - compliance by the Company with legal and regulatory requirements;

     - the independence, qualifications and performance of the Company's independent auditor; and

     - the performance of the Company's internal audit function.

     The Committee shall prepare an audit committee report as required to be included in the Company's annual proxy statement under the rules and regulations of the SEC.

     The Committee is directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged to prepare or issue an audit report on the financial statements of the Company or performing other audit, review or attest services for the Company, and each such registered public accounting firm shall report directly to the Committee. If the appointment of the independent auditor is submitted for any ratification by stockholders, the Committee shall be responsible for making the recommendation of the independent auditor.

     The Committee shall have the sole authority to retain special legal, accounting or other consultants to advise the Committee and to approve the fees and other retention terms of these consultants.

     The Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention, with full power to retain outside counsel or other experts and advisors for this purpose or to otherwise carry out its duties.

     The Company shall provide for appropriate funding, as determined by the Committee, for payment of (1) compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, (2) compensation to any advisers employed by the Committee as discussed above, and
(3) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

3.   RESPONSIBILITIES AND PROCEDURES

     In fulfilling its responsibilities to the Board and stockholders, the Committee will have certain responsibilities and follow certain procedures, as described below. The timing and extent of specific steps to be taken within each such procedure is fully within the discretion of the Committee. Other responsibilities and procedures of the Committee may be required from time to time by applicable law, the rules of the New York Stock Exchange, the SEC, the Company's By-laws or the Board.

     In fulfilling its responsibilities, the Committee shall:

     - engage the independent auditor to audit the financial statements of the Company, which firm is ultimately accountable to the Committee;

     - review and approve in advance all audit, audit-related, tax and other services and permissible non-audit services and the fees and other compensation to be paid to the independent auditor for such services. The Committee delegates to the Chairman the authority to approve in advance all audit, audit-related, tax and other services and permissible non-audit services to be provided by the independent auditor if presented to the full Committee at the next regularly scheduled meeting;

     - obtain, review and discuss at least annually a written report from the independent auditor detailing (1) any and all relationships between the independent auditor and the Company that bear on the independence of the independent auditor, (2) the internal quality-control procedures of the independent auditor, and (3) any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditor, and any steps taken to deal with any such issues;

     - review with the independent auditor and financial managers of the Company the scope of the proposed audit for the current year;

     - obtain assurance from the independent auditor that Section 10A(b) of the Securities Exchange Act of 1934, as amended, has not been implicated;

     - review and discuss with management and the independent auditor the Company's annual audited financial statements and quarterly financial statements, including the disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations" to be included or incorporated by reference in the Company's annual and quarterly reports;

     - review significant financial reporting issues and judgments highlighted by management and the independent auditor. Inquire whether the independent auditor is satisfied with the disclosure and content of the financial statements to be presented to the stockholders. Review any major issues identified by the independent auditor regarding accounting and auditing principles and estimates, or any changes therein;

     - review the effects of regulatory and accounting initiatives, as well as any off-balance sheet structures, on the financial statements of the Company;

     - review analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements;

     - discuss and review the Company's earnings press releases, including the type and presentation of information to be included therein, as well as financial information and earnings guidance provided to analysts and rating agencies. The Committee may address this information generally and is not required to address in advance each earnings release or instance when guidance is provided;

     - following completion of the annual audit, review with management and the independent auditor any significant problems or difficulties encountered during the course of the audit, including any restrictions on the scope of work or on access to requested information and any significant disagreements with management, and management's response. This review should also include discussion of the responsibilities, budget and staffing of the Company's internal audit function;

     - review any significant disagreements identified by management or the independent auditor in connection with the preparation of the financial statements;

     - review with the independent auditor and with financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of internal controls. Particular emphasis should be given to the adequacy of the internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. Review any special audit steps adopted in light of material control deficiencies;

     - meet separately, periodically, with the internal auditors (or other personnel responsible for the internal audit function) and with the independent auditor without members of management present. Among the items to be discussed in this meeting are the independent auditors' evaluation of the competency of the Company's financial and accounting personnel, and the level of cooperation that the independent auditor received during the course of the audit;

     - meet separately, periodically, with management to discuss any matters that management or the Committee believes should be discussed privately with the Committee;

     - evaluate the qualifications, performance and independence of the independent auditor and, if so determined by the Committee, terminate the engagement of the independent auditor. This evaluation shall include the review and evaluation of the lead partner of the independent auditor;

     - determine that rotation requirements for lead audit partners of the independent auditor have been satisfied and consider whether there should be regular rotation of the audit firm itself in order to assure continuing auditor independence;

     - set clear hiring policies for employees or former employees of the independent auditor;

     - review a summary of the programs and policies of the Company designed to monitor compliance with applicable laws and regulations;

     - establish procedures for (1) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (2) the confidential, anonymous submission by employees of the issuer of concerns regarding questionable accounting or auditing matters;

     - establish procedures for reporting violations of the Company's Code of Conduct, Code of Business Conduct and Ethics for Directors, Officers and Employees and the Code of Ethics for Senior Financial Officers and monitoring accountability for such Codes;

     - review a summary of the procedures established by the Company that monitor the compliance by the Company with its credit agreement and indenture covenants and restrictions;

     - discuss guidelines and policies with respect to risk assessment and risk management. Inquire of the Company's chief financial officer, the internal auditor, and the independent auditor about significant financial risks or exposures and assess the steps management has taken to monitor, minimize and control such risk or exposures to the Company;

     - oversee and review the Company's internal audit function;

     - discuss any exceptions identified by the independent auditor resulting from its review of the Company's quarterly reports on Form 10-Q;

     - review policies and procedures with respect to transactions between the Company and officers and directors, or affiliates of officers and directors, or transactions that are not a normal part of the Company's business;

     - review with the Chief Financial Officer and the Controller and the independent auditor at least annually the Company's critical accounting policies;

     - review and reassess the adequacy of this charter annually and recommend any proposed changes to the Board for approval;

     - conduct an annual performance evaluation of its performance;

     - report periodically to the full Board regarding its actions and recommendations and review with the full Board any issues regarding the quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements, the qualifications, performance and independence of the independent auditors or the performance of the internal audit function; and

     - prepare the report required to be included in the Company's annual proxy statement under the rules of the SEC.

     Although the Committee has certain responsibilities and powers, as set forth in this charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Committee to assure compliance with laws and regulations or the Company's internal codes and policies. The Committee shall be entitled to rely on management and the independent auditor in fulfilling its oversight and other responsibilities under this charter.

                                                                      APPENDIX B

                                KCS ENERGY, INC.

                         COMPENSATION COMMITTEE CHARTER

1.   ORGANIZATION

     The Compensation Committee (the "Committee") of KCS Energy, Inc. (the "Company") shall consist of three or more directors as determined by the Board of Directors of the Company (the "Board"), each of whom shall be free from any relationship that in the opinion of the Board would interfere with the exercise of independent judgment as a member of the Committee. Each member shall be a non-employee director as defined in Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and an outside director as defined in Section 162(m) of the Internal Revenue Code. Each member of the Committee shall also meet the independence requirements of the New York Stock Exchange.

     The members of the Committee shall be nominated by the Nominating and Corporate Governance Committee and elected by the Board at the annual organizational meeting of the Board for a one-year term and may be re-elected for successive terms. Each member shall serve until such member's successor is duly elected and qualified or until such member's earlier resignation or removal. One member of the Committee will be elected by the Board as Chairman and will be responsible for the scheduling of regular and special meetings and the functioning of the Committee. The Board may, pursuant to the By-laws of the Company, remove a member of the Committee at any time, with or without cause, provided that the Board must, at all times, assure that the Committee will have a Chairman and sufficient members to satisfy the requirements set forth above relating to the number and qualifications of Committee members.

     The Committee shall meet as often as necessary to carry out its responsibilities. Meetings may be in person or by telephone as needed to conduct the business of the Committee. A majority of the members, but not less than two, will constitute a quorum. The Committee may take action by the unanimous written consent of the members in the absence of a meeting. The Committee will cause to be kept adequate minutes of all its proceedings. The Chairman of the Committee shall report on any Committee meeting held at the next regularly scheduled Board meeting following the Committee meeting.

2.   STATEMENT OF PURPOSE AND AUTHORITY

     The Committee shall assist the Board in fulfilling its oversight responsibilities to stockholders and to:

     - review and approve corporate goals and objectives relevant to Chief Executive Officer ("CEO") compensation;

     - evaluate the CEO's performance in light of these corporate goals and objectives;

     - either as a committee or together with the other independent directors (as directed by the Board), determine and approve the CEO's compensation level based on the Committee's evaluation;

     - make recommendations to the full Board regarding non-CEO compensation, incentive compensation plans and equity-based plans;

     - advise on compensation of members of the Board, including the Chairman of the Board and the chairmen of the committees of the Board; and

     - produce a Compensation Committee report on executive compensation to be included in the Company's annual proxy statement as required by the rules and regulations of the Securities and Exchange Commission.

     The Committee shall have the authority to delegate its responsibilities to subcommittees of one or more independent directors. In addition, the Committee shall have the sole authority to retain and terminate any compensation consultant engaged to assist in the evaluation of compensation of directors and senior executives, including the sole authority to approve the consultant's fees and other retention terms.

3.   RESPONSIBILITIES AND PROCEDURES

     The Committee shall have the responsibility to carry out its statement of purpose above. In addition, the Committee shall:

     - review and approve any employment agreements, severance arrangements, change-in-control arrangements or special or supplemental employee benefits, and any material amendments to the foregoing, applicable to executive officers;

     - conduct an annual performance evaluation of its performance;

     - report periodically to the full Board regarding its actions and recommendations; and

     - review and assess the adequacy of this charter annually and recommend any proposed changes to the Board for approval.

     Other responsibilities and procedures of the Committee may be required from time to time by applicable law, the rules of the New York Stock Exchange, the SEC, the Company's By-laws or the Board.

                                                                      APPENDIX C

                                KCS ENERGY, INC.

             NOMINATING AND CORPORATE GOVERNANCE COMMITTEE CHARTER

1.  ORGANIZATION

     The Nominating and Corporate Governance Committee (the "Committee") of KCS Energy, Inc. (the "Company") shall consist of three or more directors as determined by the Board of Directors of the Company (the "Board"), each of whom shall be free from any relationship that in the opinion of the Board would interfere with the exercise of independent judgment as a member of the Committee. Each member of the Committee shall meet the independence requirements of the New York Stock Exchange.

     The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board for a one-year term and may be re-elected for successive terms. Each member shall serve until such member's successor is duly elected and qualified or until such member's earlier resignation or removal. One member of the Committee will be elected by the Board as Chairman and will be responsible for the scheduling of regular and special meetings and the functioning of the Committee. The Board may, pursuant to the By-laws of the Company, remove a member of the Committee at any time, with or without cause, provided that the Board must, at all times, assure that the Committee will have a Chairman and sufficient members to satisfy the requirements set forth above relating to the number and qualifications of Committee members.

     The Committee shall meet as often as necessary to carry out its responsibilities. Meetings may be in person or by telephone as needed to conduct the business of the Committee. A majority of the members, but not less than two, will constitute a quorum. The Committee may take action by the unanimous written consent of the members in the absence of a meeting. The Committee will cause to be kept adequate minutes of all its proceedings. The Chairman of the Committee shall report on any Committee meeting held at the next regularly scheduled Board meeting following the Committee meeting.

2.  STATEMENT OF PURPOSE AND AUTHORITY

     The Committee shall assist the Board in its oversight responsibilities with respect to:

     - corporate governance;

     - the identification and recommendation of individuals qualified to become Board members, consistent with criteria approved by the Board; and

     - the evaluation of the Board and management.

     The Committee shall have the authority to delegate its responsibilities to any subcommittee of one or more independent directors. In addition, the Committee shall have the sole authority to retain and terminate any search firm or other consultants to provide advice regarding corporate governance and the identification of director candidates, including the sole authority to approve the search firm's or other consultant's fees and other retention terms.

3.   RESPONSIBILITIES AND PROCEDURES

     The Committee is responsible for considering and making recommendations to the Board concerning the appropriate size, function, needs and composition of the Board and regarding corporate governance. In fulfilling its responsibilities to the Board and stockholders, the Committee will have certain responsibilities and follow certain procedures, as described below. The timing and extent of specific steps to be taken within each such procedure is fully within the discretion of the Committee. Other responsibilities and procedures of the Committee may be required from time to time by applicable law, the rules of the New York Stock Exchange, the Company's By-laws or the Board.

     In fulfilling its responsibilities, the Committee shall:

     - review and approve minimum qualifications for director nominees by the Board and by stockholders;

     - identify individuals qualified to become Board members, consistent with criteria adopted by the Board;

     - select, or recommend that the Board select, the director nominees for the next annual meeting of the stockholders;

     - approve the Company's policy regarding the consideration of any director candidates recommended by stockholders and procedures for submitting recommendations;

     - review any candidate for director recommended by stockholders;

     - conduct the appropriate inquiries and deliberations regarding the background and qualification of possible candidates for director;

     - consider questions of possible conflicts of interest of prospective and current Board members;

     - oversee the evaluation of the Board and management;

     - develop and recommend to the Board a set of corporate governance guidelines applicable to the Company;

     - review periodically with the Chairman and Chief Executive Officer the succession plans relating to positions held by executive officers, and make recommendations to the Board with respect to succession policy;

     - review and approve the policies and disclosures related to corporate governance and director nominations to be set forth in the Company's annual proxy statement under the rules and regulations of the Securities and Exchange Commission;

     - monitor and recommend the function and composition of the various committees of the Board;

     - establish director retirement policies;

     - consider matters of corporate governance and review, periodically, the Company's Corporate Governance Guidelines, Code of Conduct, Code of Ethics for Senior Financial Officers and Code of Business Conduct and Ethics for Directors, Officers and Employees and making recommendations to the full Board regarding any changes;

     - review and make recommendations to the Board regarding the Company's response to stockholder proposals for inclusion in the Company's annual proxy statement;

     - recommend, for approval by the independent directors of the Board, a process by which the Company's stockholders may communicate with the full Board, the director who presides at executive sessions of non-management directors or with the non-management directors as a group and any other individual directors and the process for determining which communications will be relayed to Board members;

     - report periodically to the full Board regarding its actions and recommendations;

     - conduct an annual performance evaluation of its performance; and

     - review and assess the adequacy of this charter annually and recommend any proposed changes to the Board for approval.

PROXY

                                 KCS ENERGY, INC.
                  ANNUAL MEETING OF STOCKHOLDERS ON MAY 27, 2004


[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE

            THIS PROXY IS SOLICITED ON BEHALF OF                                                           WITHHOLD   FOR ALL
                   THE BOARD OF DIRECTORS                                                        FOR ALL   FOR ALL    EXCEPT
                                                                 1. Election of Directors
     The undersigned hereby appoints James W. Christmas and         Nominees:                     [  ]       [  ]      [  ]
Frederick Dwyer, and each of them, attorneys and proxies,
with power of substitution and resubstitution in each of            (01) G. STANTON GEARY
them, to vote all shares of KCS Energy, Inc. common stock           (02) ROBERT G. RAYNOLDS
which the undersigned may be entitled to vote for and on
behalf of the undersigned at the Annual Meeting of               INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR AN INDIVIDUAL
Stockholders to be held on Thursday, May 27, 2004, at the        NOMINEE, CHECK THE BOX LABELED "FOR ALL EXCEPT" AND WRITE THAT
Marathon Tower, 5555 San Felipe, Houston, Texas 77056 at         NOMINEE'S NUMBER ON THE LINE PROVIDED BELOW.
9:00 a.m. local time, or at any adjournment thereof, on all
matters properly coming before the meeting, as set forth in      ------------------------------------------------------------
the related Notice of Annual Meeting of Stockholders and
Proxy Statement, both of which have been received by the         2. To take action upon any other business as may properly come
undersigned. The proxies are hereby instructed to vote as           before the meeting or any adjournment thereof.
follows:
                                                                 PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE MEETING.     [  ]

                                                                      THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN
                                                                 THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE,THIS
------------------------------------------------------------     PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR
Please be sure to sign and date        Date                      DIRECTOR AND, IN THE DISCRETION OF THE PROXIES, WITH RESPECT
  this Proxy in the box below.                                   TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE
------------------------------------------------------------     MEETING.

                                                                      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE
------------------------------------------------------------     ELECTION OF THE NOMINEES FOR DIRECTOR.
Stockholder sign above         Co-holder (if any) sign above
                                                                      Please sign exactly as your name appears herein. Please
                                                                 give full title if signing as an attorney, executor,
                                                                 administrator, trustee or guardian. If the signer is a
                                                                 corporation, please sign full corporate name by duly
                                                                 authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by
                                                                 authorized person.

                                                                      For an account in the name of two or more persons, each
                                                                 person should sign, or if one signs, he should attach
                                                                 evidence of his authority.


                           + DETACH ABOVE CARD,SIGN,DATE AND MAIL IN POSTAGE PAID ENVELOPE PROVIDED. +

                                                         KCS ENERGY,INC.

--------------------------------------------------------------------------------------------------------------------------------
                 Please sign this proxy and return it promptly whether or not you expect to attend the meeting.
                                       You may nevertheless vote in person if you attend.

                                                      PLEASE ACT PROMPTLY
                                            SIGN, DATE & MAIL YOUR PROXY CARD TODAY

--------------------------------------------------------------------------------------------------------------------------------

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN
THE ENVELOPE PROVIDED.


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